================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 2 TO
                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 29, 2004

                              CREATIVE VISTAS, INC.
             (Exact name of Registrant as specified in its Charter)

            ARIZONA                       0-30585                86-0464104
        (State or other                                         (IRS Employer
Jurisdiction of Incorporation)   (Commission File Number)    Identification No.)

                               2100 FORBES STREET
                                   UNITS 8-10
                         WHITBY, ONTARIO, CANADA L1N 9T3
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (905) 666-8676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

                                EXPLANATORY NOTE

The purpose of this Form 8-K Amendment No. 2 is to 1) include disclosure regarding the dismissal of our principal accountant, 2) include financial statements of businesses acquired and Pro-Forma Financial Information related to the transaction described on item 2.01 of our First Amendment to Current Report on Form 8-K, filed on December 15, 2004 (the "Original 8-K"), 3) include exhibits 10.4, 10.7, 10.8 and 10.9 which were inadvertently omitted from the Original 8-K and 4) correct exhibits 2.1, 2.2, 10.1, 10.2, 10.3, 10.5, 10.6 and
10.10 to add conformed signatures.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Our prior auditors, Semple & Cooper, LLP, resigned on January 5, 2005 and will be no longer associated with our financial statements as a result of the reverse merger effective as of September 30, 2004. On or about the same time, we engaged BDO Dunwoody, LLP to audit our financial statements for the fiscal years ended December 31, 2002 and 2003. The decision to change accountants was made with the approval of our board of directors.

During the most recent two fiscal years (2002 and 2003) and any subsequent interim period to the date ofJanuary 31, 2005, the Company had not consulted with BDO Dunwoody, LLP for the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that BDO Dunwoody, LLP concluded was an important factor considered by the Company in reaching a decision as to its accounting, auditing or financial reporting issues.

No report of BDO Dunwoody, LLP on our financial statements for either of the past two fiscal years contained an adverse opinion, a disclaimer of opinion or a qualification or was modified as to uncertainty, audit, scope or accounting principles.

We believe and we have been advised by Semple & Cooper, LLP that it concurs in such belief that, during the years ended September 30, 2003 and 2002 and any subsequent interim period through June 30, 2004, we did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Semple & Cooper, LLP, would have caused it to make reference in connection with its report on our financial statements to the subject matter of this disagreement.

No report of Semple & Cooper, LLP on our financial statements for the years ended September 30, 2003, 2002 and 2001 contained an adverse opinion, a disclaimer of opinion or a qualification or was modified as to uncertainty, audit, scope or accounting principles. During the years ended September 30, 2003, 2002 and 2001 there were no "reportable events" within the meaning of Item 304(a)(1) of Regulation S-B promulgated under the Securities Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired and (b) Financial Statements after the transaction.

                          INDEX TO FINANCIAL STATEMENTS

CREATIVE VISTAS, INC.
(FORMERLY A.C. TECHNICAL SYSTEMS LTD.)
FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002

Independent Auditors' Report...............................................F-1
Balance Sheets.............................................................F-2
Statements of Shareholders' Equity.........................................F-4
Statements of Operations...................................................F-5
Statements of Cash Flows...................................................F-6
Summary of Significant Accounting Policies.................................F-7
Notes to Financial Statements..............................................F-11
CREATIVE VISTAS, INC.
(FORMERLY AC TECHNICAL SYSTEMS LTD.)
CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
Balance Sheet..............................................................F-23
Statement of Shareholders' Equity..........................................F-25
Statement of Operations ...................................................F-25
Statement of Cash Flows....................................................F-27
Summary of Significant Accounting Policies.................................F-29
Notes to Condensed Financial Statements....................................F-30

INDEPENDENT AUDITORS' REPORT

TO THE DIRECTORS OF
CREATIVE VISTAS, INC. (FORMERLY A.C. TECHNICAL SYSTEMS LTD.)

We have audited the balance sheets of A.C. Technical Systems Ltd. as at December 31, 2003 and 2002 and the related statements of shareholders' equity and other comprehensive income, operations and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years then ended in conformity with United States generally accepted accounting principles.

(signed) BDO Dunwoody LLP

Chartered Accountants

Toronto, Ontario
September 3, 2004 except as to Note 13 which the date is September 30, 2004.

CREATIVE VISTAS, INC.
(FORMERLY A.C. TECHNICAL SYSTEMS LTD.
BALANCE SHEET

DECEMBER 31                                                            2003         2002
----------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
  Accounts receivable,                                           $2,113,027   $1,420,036
    net of allowance for doubtful accounts
    of $105,671 (2002 - $135,131)
  Inventory, net of reserve $nil (2003-$nil)                        714,758      487,234
  Prepaid expenses                                                   22,845        4,357
  Due from related parties (Note 1)                                   3,514        4,075
  Deferred income taxes (Note 9)                                     20,517       22,801
                                                                 -----------------------
                                                                  2,874,661    1,938,503

PROPERTY AND EQUIPMENT, NET OF DEPRECIATION $105,266
  (2002 - $40,773) (Note 2)                                         811,780      678,255
CUSTOMER LIST (Note 3)                                               11,570       12,687
DEFERRED INCOME TAXES                                                 1,196        8,661
                                                                 -----------------------
                                                                 $3,699,207   $2,638,106
========================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Bank indebtedness (Note 4)                                     $  633,749   $  205,662
  Accounts payable and accrued liabilities                        1,957,789    1,641,924
  Bonus payable                                                          --       48,016
  Deferred revenue                                                  101,059      173,817
  Income taxes payable                                               40,011       32,934
  Mortgage loan (Note 5)                                            236,953      210,920
  Due to related parties (Note 6)                                   117,757       11,355
                                                                 -----------------------
                                                                  3,087,318    2,324,628

DUE TO RELATED PARTIES (Note 6)                                     129,568       61,429
                                                                 -----------------------
                                                                 $3,216,886   $2,386,057
                                                                 -----------------------
SHAREHOLDERS' EQUITY
  Share capital (Notes 7 and 13)
       Authorized
           Unlimited number of no par value common shares
       Issued
           10,000,000 Common shares (2002 - 200 Common shares)            2           63
  Retained earnings                                                 482,319      251,986
                                                                 -----------------------
                                                                    482,321      252,049
                                                                 -----------------------
                                                                 $3,699,207   $2,638,106

The accompanying notes are an integral part of these financial statements.

CREATIVE VISTAS, INC.
(FORMERLY A.C. TECHNICAL SYSTEMS LTD.
STATEMENT OF SHAREHOLDERS' EQUITY AND OTHER COMPREHENSIVE INCOME

                                                     ACCUMULATED
                                                        OTHER
                                        RETAINED    COMPREHENSIVE
                                        EARNINGS       INCOME           TOTAL
--------------------------------------------------------------------------------
Balance, December 31, 2001              $133,357         $4,363       $137,720
Comprehensive income
     Net income                          113,266                       113,266
       Translation adjustment                             1,000          1,000
                                                                      --------

       Total comprehensive income         11,266
                                        --------------------------------------
Balance, December 31, 2002               246,623          5,363        251,986
                                                                      --------
Comprehensive income
     Net income                          162,757        162,757
       Translation adjustment                            67,576         67,576
                                                                      --------

       Total comprehensive income                                      230,333
                                                                      --------

BALANCE, December 31, 2003              $409,380        $72,939       $482,319
================================================================================

CREATIVE VISTAS, INC.
(FORMERLY A.C. TECHNICAL SYSTEMS LTD.)
STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31                             2003            2002
--------------------------------------------------------------------------------
SALES
Contract                                           $  8,372,470    $  7,383,348
Service                                                 878,874         462,491
                                                   ----------------------------
                                                      9,251,344       7,845,839
                                                   ----------------------------
COST OF SALES
Contract                                              5,328,814       4,711,522
Service                                                 472,894         326,093
                                                   ----------------------------

                                                      5,801,708       5,037,615
                                                   ----------------------------
Gross margin                                          3,449,636       2,808,224

OPERATING EXPENSES
  Project                                             1,337,895         928,305
  Selling                                               906,776         837,888
  General and administrative                            951,567         821,312
                                                   ----------------------------
                                                      3,196,238       2,587,505
                                                   ----------------------------
INCOME FROM OPERATIONS                                  253,398         220,719
INTEREST ON MORTGAGE                                     16,591          17,665
INTEREST ON SHAREHOLDER LOAN                              8,277              --
LOSS ON DISPOSAL OF PROPERTY AND EQUIPMENT                   --             740
INCOME BEFORE INCOME TAXES                              228,530         202,314
                                                   ----------------------------
INCOME TAXES                                             65,773          89,048
                                                   ----------------------------
NET INCOME                                         $    162,757    $    113,266

Basic weighted-average shares                        10,000,000      10,000,000

Basic earnings per shares                          $       0.02    $       0.01

Diluted earnings per share                         $       0.02    $       0.01

CREATIVE VISTAS, INC
(FORMERLY A.C. TECHNICAL SYSTEMS LTD.)
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31                             2003            2002
--------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES
  Net income                                         $  162,757      $  113,266
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities
    Amortization                                          3,568           3,184
    Depreciation                                         51,520          29,530
    Deferred income taxes                                22,120          22,161
    Loss on disposal of property and equipment               --             740
    Changes in non-cash working capital balances
      Accounts receivable                              (357,480)       (523,441)
      Inventory                                        (113,174)       (165,111)
      Prepaid expenses                                  (16,233)          2,993
      Deferred income taxes                              (6,817)        (53,743)
      Accounts payable and accrued liabilities          (35,718)        970,178
      Bonus payable                                     (54,009)         48,200
      Income taxes payable                                  (31)        (14,338)
      Deferred revenue                                 (102,023)       (147,569)
                                                     --------------------------
                                                       (445,520)        286,050
                                                     --------------------------

INVESTING ACTIVITIES
  Due from related parties                                1,333          (1,486)
  Purchase of property and equipment                    (39,584)       (668,074)
  Proceeds of disposal of property and equipment             --          39,075
  Purchase of customer list                                  --         (15,920)
                                                     --------------------------
                                                        (38,251)       (646,405)
                                                     --------------------------

===============================================================================
FINANCING ACTIVITIES
  Increase in bank indebtedness                         354,950         162,314
  Due to related parties                                146,932         (13,691)
  Loan advances                                              --         254,719
  Repayment of mortgage principal                       (18,042)        (42,987)
  Redemption of common shares                               (71)             --
  Issuance of common shares                                   2              --
                                                     --------------------------
                                                        483,771         360,355
                                                     --------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                      --              --

CASH AND CASH EQUIVALENTS, beginning of year                 --              --

                                                     --------------------------
CASH AND CASH EQUIVALENTS, end of year               $       --      $       --
===============================================================================
SUPPLEMENTAL CASH FLOW INFORMATION
  Cash paid for interest                             $   63,409      $   90,126
                                                     --------------------------
  Cash paid for income taxes                         $    7,135      $   42,772
===============================================================================

         The accompanying notes are an integral part of the statements.

CREATIVE VISTAS INC.
(FORMERLY A.C. TECHNICAL SYSTEMS LTD.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

A.C. Technical Systems Ltd. a corporation incorporated under the laws of the Province of Ontario, is engaged in the engineering, design, installation, integration and servicing of various types of security systems. The Company operates under the trade name of AC Technical Systems.

BASIS OF PRESENTATION

The accompanying financial statements as at and for the fiscal periods ended December 31, 2003 and 2002 have been prepared by management from the historical financial records of A.C. Technical Systems Ltd. in accordance with United States generally accepted accounting principles ("GAAP") applicable to the respective periods. On September 29, 2004 A.C. Technical consummated a recapitalization transaction with a non-operating public shell corporation, Creative Vistas, Inc. In accordance with United States GAAP management has concluded that recapitalization transactions result in designation of A.C. Technical Systems Ltd. as the accounting acquirer and legal acquiree.

CASH AND CASH EQUIVALENTS

The Company considers all cash and highly liquid investments purchased with an initial maturity of three months or less to be cash and cash equivalents.

The Company's cash and cash equivalents were $nil as at December 31, 2003 and 2002. During the fiscal periods ended December 31, 2003 and 2002 the Company experience net cash outflows from the operating activities. During these fiscal periods the Company financed its operations through bank debt and loans from the related and third parties. All incoming cash is deposited into the bank account with the operating line facility in order to reduce interest payments. Therefore, there are no cash balances for the fiscal years ended December 31, 2003 and 2002.

ACCOUNTS RECEIVABLE

The Company extends credit to its customers based upon a written credit policy. Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate for the amount of probable credit losses in the Company's existing accounts receivable. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. Receivable balances are reviewed on an aged basis and account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

INVESTMENT TAX CREDITS

Investment tax credits are accrued when qualifying expenditures are made and there is reasonable assurance that the credits will be realized. Investment tax credits earned with respect to current expenditures for qualified research and development activities are included in the statement of operations as a reduction of expenses. Tax credits earned with respect to capital expenditures are applied to reduce the cost of the related capital assets.

RESEARCH AND DEVELOPMENT EXPENDITURES

Research and development costs (other than capital expenditures) are expensed as incurred. Expenditures are reduced by any related investment tax credits.

INVENTORY

Inventory consists of materials and supplies and is stated at the lower of cost and market value. Cost is generally determined on the first-in, first-out basis. The inventory is net of estimated obsolescence, and excess inventory based upon assumptions about future demand and market conditions.

PROPERTY AND EQUIPMENT

Property and equipment is stated at original cost. Expenditures for improvements that significantly add to productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed when incurred. Depreciation is computed over the estimated useful life as follows:

Industrial condominium - 4% declining balance basis
Equipment- 20% declining balance basis
Furniture and fixtures - 20% declining balance basis
Computer equipment - 30% declining balance basis

CUSTOMER LIST

Customer list represents the acquisition cost of an acquired customer list and is recorded at cost less accumulated amortization. Amortization is provided on a straight-line basis over the period of expected benefit of 5 years. The Company reviews the revenues from the customer list at each balance sheet date to determine whether circumstances indicate that the carrying amount of asset should be assessed.

LONG-LIVED ASSETS

The Company reviews its long-lived assets for impairment at each balance sheet date and whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. To determine if an impairment exists, the Company estimates the future undiscounted cash flows expected to result from the use of the asset being reviewed for impairment. If the sum of these expected future cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The amount of the impairment recognized is determined by estimating the fair value of the assets and recording a loss for the excess of the carrying value over the fair value.

REVENUE RECOGNITION

The Company derives revenue from long-term contracts which require performance over a time span which may extend beyond one or more accounting periods. For long-term contracts, revenue is recognized on the percentage of completion basis, generally in the ratio of actual costs to total estimated contract costs. For contracts of shorter duration, revenue is recorded when products are shipped, services are performed or billings rendered, which approximate actual performance. Deferred revenue arises on installation and maintenance contracts whereby installation revenue is recognized based on the percentage of completion basis and maintenance is recognized over the term of the contracts.

FINANCIAL INSTRUMENTS

The Company's financial instruments consist of amounts with short-term maturities and due to related parties.

CREDIT RISK

The Company's financial assets that are exposed to credit risk consist primarily of cash and equivalents and accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers serviced by the Company and their generally short payment terms.

FAIR VALUE

The carrying value of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and long-term notes payable approximate their fair value as of December 31, 2002 and 2003.

FOREIGN CURRENCY TRANSLATION

The Company maintains its accounts in Canadian dollars. The financial statements have been translated into United States dollars in accordance with SFAS. No. 52, Foreign Currency Translation.

All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Statement of operations amounts have been translated using the average exchange rate for the year. The gains and losses resulting from the changes in exchange rates from year to year have been reported separately as a component of comprehensive income.

INCOME TAXES

The Company accounts for income taxes using the asset and liability approach in accordance with SFAS No. 109, Accounting for Income Taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The provision for income taxes consists of an amount for the taxes currently payable and a provision for the tax consequences deferred to future periods.

COMPREHENSIVE INCOME

Comprehensive income equals net income plus other comprehensive income. Other comprehensive income refers to foreign currency translation adjustments which are reflected in the retained earnings but excluded from net income.

ACCOUNTING ESTIMATES

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The estimates and assumptions used in the accompanying financial statements are based upon management's evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results may differ from the estimates and assumptions used in preparing the accompanying financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, Accounting for Asset Retirement Obligations ("SFAS 143"). SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company has evaluated the effects of the SFAS 143 and has determined that for operating facilities for which the Company owns the underlying real property, the Company has no contractual or legal obligation to remediate such real property if the Company were to abandon, sell or otherwise dispose of these facilities.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). Among other provisions, SFAS 145 rescinds SFAS 4, Reporting Gains and Losses from Extinguishment of Debt, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. As a result, the criteria in APB Opinion 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, which requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations, will now be applied. The Company adopted this standard effective January 1, 2003, the earliest effective date applicable.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock Based Compensation-- Transition and Disclosure, an Amendment to FASB Statement 123 ("SFAS 148"). This Statement amends SFAS No. 123, Accounting for Stock Based Compensation ("SFAS 123"), to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS 123 to require prominent disclosure in both annual and interim financial statements. The Company has adopted the disclosure provision required by SFAS 148; it does not expect to voluntarily adopt the fair value based method of accounting for its employee option-based compensation plan.

FASB Interpretation ("FIN") No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN 45"), was issued in November 2002 and clarifies disclosure and recognition/measurement requirements related to certain guarantees. The disclosure requirements are effective for financial statements issued after December 15, 2002 and the recognition/measurement requirements are effective on a prospective basis for guarantees issued or modified after December 31, 2002. The application of the requirements of FIN 45 did not have any impact on the Company's financial position or results of operations.

In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51. In December 2003, the FASB revised Interpretation No. 46, which clarifies the application of Accounting Research Bulletin ("ARB") No. 51, Consolidated Financial Statements ("ARB 51"). As per ARB 51, a general rule for preparation of consolidated financial statements of a parent and its subsidiary is ownership by the parent, either directly or indirectly, of over fifty percent of the outstanding voting shares of a subsidiary. However, application of the majority voting interest requirement of ARB 51 to certain types of entities may not identify the party with a controlling financial interest because the controlling financial interest may be achieved through arrangements that do not involve a voting interest. FIN 46 clarifies applicability of ARB 51 to entities in which the equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. FIN 46 requires an entity to consolidate a variable interest entity even though the entity does not, either directly or indirectly, own over fifty percent of the outstanding voting shares. FIN 46 is applicable for financial statements issued for reporting periods that end after March 15, 2004. The Company does not have any relationship with variable interest entities that would require consolidation under FIN 46.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 applies specifically to a number of financial instruments that companies have historically presented within their financial statements either as equity or between the liabilities section and the equity section, rather than as liabilities. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a non-public entity, in which case this statement shall be effective for fiscal periods beginning after December 15, 2003.

For purposes of SFAS 150, the Company meets the definition of a non-public entity. The adoption of SFAS 150 did not any impact on the Company's financial statements.

CREATIVE VISTAS, INC.
NOTES TO FINANCIAL STATEMENTS

1.    DUE FROM RELATED PARTIES

                                                                      2003     2002
                                                                    ---------------
      Balances due from related parties are as follows:

      Balance due from a company controlled by
      the president, non-interest bearing and due on demand         $1,971   $1,621

      Balance due from a company controlled by the
      president's spouse, non-interest bearing and due on demand        --    2,454

      Balance due from the president of the company, non-interest
      and due on demand                                              1,543       --
                                                                    ---------------
                                                                    $3,514   $4,075
                                                                    ===============

2.    PROPERTY AND EQUIPMENT


                                                        2003                                2002
                                  --------------------------------------------------------------
                                                 ACCUMULATED                         Accumulated
                                      COST      DEPRECIATION              Cost      Depreciation
                                  --------------------------------------------------------------
      Land                        $ 76,556          $     --          $ 62,963          $     --
      Industrial condominium       660,234            39,083           543,006            10,858
      Equipment                     61,708            17,702            45,993             4,599
      Furniture and fixtures        49,637            14,896            24,208             7,185
      Computer equipment            68,912            33,585            42,858            18,131
                                  --------------------------------------------------------------
                                  $917,047          $105,266          $719,028          $ 40,773
                                  ==============================================================
      Net book value                                $811,780                            $678,255
                                                    ========                            ========

3.    CUSTOMER LIST

                                                        2003                                2002
                                  --------------------------------------------------------------
                                                 ACCUMULATED                         Accumulated
                                      COST      AMORTIZATION              Cost      Amortization
                                  --------------------------------------------------------------
      Customer list               $ 19,284          $  7,714          $ 15,859          $  3,172
                                  --------------------------------------------------------------

      Net book value                                $ 11,570                            $ 12,687

      Amortization expense for the year ended December 31, 2003 amounted $3,568 (2002 - $3,184).

      The estimated amortization expense for each of the next three fiscal years is as follows:

                            YEAR                AMOUNT
                            2004               $ 3,857
                            2005                 3,857
                            2006                 3,856
                                               -------
                                               $11,570

4.    BANK INDEBTEDNESS

                                                           2003         2002
                                                       ---------------------
      Bank overdraft                                   $ 55,268     $ 97,822
      Demand overdraft facility and operating loan      578,481      107,841
                                                       ---------------------
                                                       $633,749     $205,662
                                                       =====================

The Company has a maximum revolving credit facility of $578,475 with a Canadian Chartered Bank and is comprised of an overdraft facility of $192,825 and an operating loan of $385,650. The bank overdraft is due on demand and bears interest at the Bank's prime rate plus 5%, while the operating loan bears interest at the Bank's prime rate plus 1.52%. The interest rate for bank overdraft was 9.5% and the operating loan was 6.02% as at December 31, 2003. There was only a line of credit facility with maximum borrowings of $385,650 with interest bearing at the bank's prime rate plus 1.25%. The interest rate was 5.75% as at December 31, 2002. The credit facility is secured by a first ranking general security agreement, a first collateral mortgage on the industrial condominium of $358,655, a personal guarantee from the president and his wife of up to $539,910, a collateral second mortgage on the president's principal residence of $77,130, guarantee and postponement of claims from the Chief Executive Officer (CEO) of $192,825 and postponement and assignment of claims by both the president and CEO. See Exhibit 10.14 hereof for the credit facility letter.

5.    MORTGAGE LOAN

                                                              2003         2002
                                                          ---------------------
      Demand mortgage loan, secured by the
      industrial condominium described in Note 2,
      bears interest at the bank's prime rate plus
      2.55% per annum, repayable in monthly
      principal payment of $1,945 plus interest.          $236,953     $210,920
                                                          =====================

      The agreement with respect to the demand mortgage loan contains a demand feature whereby the bank can demand repayment at any time. As such, the mortgage loan has been classified as a current liability. The interest rate was 7.05% (2002-7.05%) as at December 31, 2003. See Exhibit 10.14 for the credit facilities letter.

      The principal payments for the next five years and thereafter are as follows:

             YEAR                                      AMOUNT

             2004                                   $  18,002
             2005                                      18,002
             2006                                      18,002
             2007                                      18,002
             2008                                      18,002
      Thereafter                                      146,943
                                                     --------
                                                     $236,953

6.    DUE TO RELATED PARTIES

      Balances due to related parties are as follows:

                                                               2003       2002
                                                           -------------------
      Advance from the Chief Executive Officer
      (CEO) of the Company, non-interest bearing
      with no fixed terms of repayment,
      subordinated to the bank (see Note 4).               $ 34,709    $    --

      Subordinated loan - the amount is due to the
      CEO and is secured by a promissory note, a
      third ranking general security agreement,
      assignment of insurance policy, a second
      mortgage on the industrial condominium up to
      $269,955, personal guarantee of the
      president and his spouse up to $539,910, and
      a collateral second mortgage on the
      president's principal residence up to
      $77,130, bearing interest at 6% per annum,
      repayable in blended monthly payments of
      $10,155. The loan is subordinated to the
      bank (see Note 4)                                     136,987         --

      Loan payable to a company controlled by the
      president's spouse, non-interest bearing and
      due on demand.                                            938         --

      Loan payable to the president of the
      Company, non-interest bearing with no fixed
      terms of repayment.                                    74,691     72,784
                                                           -------------------
                                                            247,325     72,784
      Less current portion                                  117,757     11,355
                                                           -------------------
                                                           $129,568    $61,429
                                                           ===================

7.    SHARE CAPITAL

      During the year the Company repurchased 200 common shares for cancellation for cash consideration of $71 and issued two common shares from treasury for cash consideration of $2. Also see Note 13.

8.    MAJOR CUSTOMERS

      Sales to one (2002 - two) major customer(s) for the year comprises 31% (2002 - 27%) of total sales.

      Accounts receivable from the top three customers (2002 - three) comprises 37% (2002 - 49%) of the total trade receivable balance as at December 31, 2003.

9.    INCOME TAXES

      The Company's provision for income taxes is comprised as follows:

                                                             2003          2002
                                                        -----------------------
       Current                                          $  43,653     $  66,888
       Deferred                                            22,120        22,161
                                                        -----------------------
                                                        $  65,773     $  89,048
                                                        =======================

       Reconciliation to statutory rates is as follows:
                                                             2003          2002
                                                        -----------------------
       Income before income taxes                       $ 228,530     $ 202,315
       Statutory tax rates                                   41.6%         41.6%
       Expected income tax expense                         95,114        84,204
       Increase (decrease) in taxes resulting from:
         Permanent differences                             20,878        56,593
         Small business and other tax rate reductions     (48,458)      (35,675)
         Other                                             (1,761)      (16,074)
                                                        -----------------------
       Income tax expense                               $  65,773     $  89,048
                                                        =======================

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2003 and 2002 are presented below:

                                                                             2003          2002
                                                                        -----------------------
      ASSETS
         Investment tax credits                                         $  72,465        53,537
         Accounting depreciation in excess of tax depreciation                926           444
         Other                                                              3,162         1,079
                                                                        -----------------------
                                                                           76,553        55,060
          Less: current portion                                           (42,654)      (38,089)
                                                                        -----------------------
                                                                        $  33,899     $  16,971
                                                                        =======================

       LIABILITIES
         Income tax depreciation in excess of accounting depreciation   $   3,085     $   3,489
         Investment tax credits taxable in the future                      26,147        15,225
         Other                                                             25,608         4,884
                                                                        -----------------------
                                                                           54,840        23,598
          Less: current portion                                           (22,137)      (15,288)
                                                                        -----------------------
                                                                           32,703         8,310

      NET DEFERRED INCOME TAXES                           2003             2002
                                                     --------------------------
      CURRENT
      Assets                                            42,654          $38,089
      Liabilities                                     (22,137)         (22,801)
                                                     --------------------------
                                                        20,517           15,288
                                                     --------------------------
      LONG-TERM
      Assets                                            33,899          $16,971
      Liabilities                                     (32,703)          (8,310)
                                                     --------------------------
                                                         1,196            8,661
                                                     --------------------------
      Total                                             21,713           23,949

10.   RELATED PARTY TRANSACTIONS

      During the year, $nil (2002 - $9,584) in rent was paid to a company controlled by the president's spouse, $16,493 (2002 - $nil) in consulting fees and $8,277 (2002 - $nil) in interest were paid to the CEO.

      The transactions are in the normal course of operations and are measured at the exchange value (the amount of consideration established and agreed to by the related parties), which approximates the arm's length equivalent value.

11.   COMMITMENTS

      The Company has entered into a contract for certain consulting services with a monthly cost of $9,513 until September 2004.

      The Company has also entered into an operating lease for its vehicles, computer and office equipment. The minimum annual lease payments for the next four years are as follows:

             YEAR                                         AMOUNT

             2004                                       $149,981
             2005                                         98,103
             2006                                         40,483
             2007                                          2,007
                                                        --------
                                                        $290,574
                                                        ========

12.   CONTINGENCIES

      The Company is potentially liable for $21,400 relating to a claim by a former employee. The outcome of the lawsuit is not determinable.

      In addition, the Company was assessed by the Ontario Ministry of Finance for uncollected Ontario sales tax on prior years' taxable sales. The Company may recover the sales tax from customers and administratively, the Ministry would assist the Company in recovering these amounts. No accrual has been provided for this assessment. To the extent that there is any shortfall, it would be recorded as an expense in the year of determination. It is management's expectation that the full amount of the sales tax will be recovered from customers. As of the report date, the outstanding assessment was approximately $35,600.

13.   SUBSEQUENT EVENTS

      On September 29, 2004 the Company consummated a recapitalization transaction with a non-operating public shell corporation, Creative Vistas, Inc. In accordance with United States GAAP management has concluded that the recapitalization transaction results in the Company being the accounting acquirer and legal acquiree. On September 30, 2004, the Company entered into a series of agreements with Laurus Master Fund, Ltd. ("Laurus") whereby the Company issued to Laurus

            (i) a secured convertible term note (the "Note") in the amount of $4.5 million,

            (ii) a secured revolving note (together with the Term Note, (the "Notes")

            (iii) related options to purchase up to 1,499,997 shares of common stock of the Company at a price of $0.01 per share (the "Option"), and

            (iv) a seven year warrant to purchase up to 2,225,000 shares of common stock of the Company at a price of $1.15 per share (the "Warrant").

      The Notes are secured by all of the assets of the Company. The principal amount of the Term Note bears interest at the prime rate plus two percent with a minimum rate of six percent. The minimum monthly payment on the Term Note is $100,000, plus the monthly interest payment, and may be paid in cash, the common stock of the Company or a combination thereof, dependant upon the occurrence of certain criteria. Laurus has the option to convert the entire principal amount of the Notes, together with interest thereon into the Company's common stock at a conversion price of $1.00 per common share. The amount convertible into the Company's common stock is subject to a restriction that Laurus beneficially own no more than 4.99% of Company's outstanding common stock immediately after conversion.

      The Company has granted Laurus a right of first refusal with respect to any debt or equity financings for a period of 120 days after completion of the recapitalization transaction.

      Subsequent to the year end, the Company split its issued and outstanding common stock from 2 common shares to 10,000,000 common shares and obtained an additional $154,000 in financing. The stock split has been retroactively reflected in the accompanying financial statements.

CREATIVE VISTAS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

                                                                   September 30
AS AT                                                                      2004
-------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
  Cash                                                              $ 2,812,039
  Accounts receivable,                                                2,526,060
    net of allowance for doubtful accounts of $106,385
  Material and supplies, net of reserve $nil (2003-$nil)                943,300
  Prepaid expenses                                                       26,523
  Due from related parties                                                3,611
  Deferred income taxes                                                  35,000
  Income tax recoverable                                                 69,458
                                                                    -----------

                                                                      6,415,991

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION $147,750        795,682
CUSTOMER LIST                                                             8,917
DEFERRED INCOME TAXES                                                   119,689
                                                                    -----------
                                                                    $ 7,340,279

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Bank indebtedness                                                 $ 2,250,000
  Accounts payable and accrued liabilities                            2,119,962
  Deferred revenue                                                      343,356
  Due to related parties                                                 54,969
                                                                    -----------
                                                                      4,768,287

CONVERTIBLE NOTES                                                        27,022

DUE TO RELATED PARTIES                                                  127,487

OTHER NOTES PAYABLE                                                   1,761,087

                                                                    -----------
                                                                      6,683,883
                                                                    -----------

SHAREHOLDERS' EQUITY
  Share capital
       Authorized
            100,000,000 no par value common shares
            50,000,000 shares of preferred stock
       Issued
            30,000,000 Common shares                                          0
  Other paid-up capital                                               4,132,670
  Deficit                                                            (3,476,274)
                                                                        656,396
                                                                    -----------
                                                                    $ 7,340,279
                                                                    -----------

The accompanying notes are an integral part of these financial statements

CREATIVE VISTAS, INC.
STATEMENT OF SHAREHOLDERS' EQUITY

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004

                                                                                    ACCUMULATED
                                                                                       RETAINED                  TOTAL
                                                                                       EARNINGS          STOCKHOLDERS'
                                                 SHARES            AMOUNT             (DEFICIT)       EQUITY (DEFICIT)
                                            ---------------------------------------------------------------------------
Balance December 31, 2003                    10,000,000        $       --          $    482,319           $    482,319
3 to 1 stock split on December
31, 2004*                                    20,000,000                --
Other paid-up capital**                                         4,132,670                    --              4,132,668
Distributions to
shareholders***                                                        --            (3,300,000)            (3,300,000)
Net loss for the nine
months period ended                                                    --              (645,004)              (645,004)
Other comprehensive income

Foreign currency translation adjustment                                --               (13,589)               (13,589)
                                            ---------------------------------------------------------------------------
                                             30,000,000         $4,132,668           $(3,476,274)          $   656,396
                                            ---------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements

CREATIVE VISTAS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

                                                         NINE MONTHS ENDED
                                                 ------------------------------
                                                    SEPTEMBER         September
                                                     30, 2004          30, 2003
                                                 ------------      ------------
CONTRACT AND SERVICE REVENUE
Contract                                         $  5,569,946      $  5,896,198
Service                                               783,184           629,221
                                                 ------------      ------------
                                                    6,353,130         6,525,419
                                                 ------------      ------------

COST OF SALES
Contract                                            3,313,513         3,726,546
Service                                               418,563           346,343
                                                 ------------      ------------
                                                    3,732,076         4,072,889
                                                 ------------      ------------

GROSS MARGIN                                        2,621,054         2,452,530
                                                 ------------      ------------

OPERATING EXPENSE
Project                                             1,087,741           953,293
Selling                                               733,138           705,179
General and administrative                          1,007,395           671,484
Recapitalization and financing costs                  607,738                --
                                                 ------------      ------------
                                                    3,436,012         2,329,956
                                                 ------------      ------------

Income (loss)  from operations                       (814,958)          122,574

Interest on mortgage                                   10,615            12,332
Interest on shareholder loan                           12,935             5,122
                                                 ------------      ------------

Income (loss) before income taxes                    (838,508)          105,120

Income taxes (recovery)                              (193,504)           27,983
                                                 ------------      ------------
Net income (loss)                                    (645,004)           77,137
                                                 ------------      ------------

                                                 ------------      ------------
Basic weighted-average shares                      30,000,000                --
                                                 ------------      ------------
  Effect of dilutive securities:                                     30,000,000
                                                 ------------      ------------
Options to purchase common                             30,000                --
stock
                                                 ------------      ------------
Dilutive potential common stock                    30,030,000        30,000,000
                                                 ------------      ------------
Basic earnings per share                               ($0.02)           ($0.01)
                                                 ------------      ------------
Diluted earnings per share                             ($0.02)           ($0.01)
                                                 ------------      ------------


--------

      * The 3-for-1 stock on December 23, 2004 which has been retroactively reflected in the financial statements

      ** Other paid-up capital was generated from the conversion and beneficiary features of the purchase options up to 1,499,997 shares of common stock and seven year warrant to purchase up to 2,250,000 shares of common stock. also see
Note 1.

      *** Distributions to shareholders were generated from the acquisition of AC Technical Systems Ltd.

The accompanying notes are an integral part of these financial statements

CREATIVE VISTAS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

                                                          NINE MONTHS ENDED
                                                    ---------------------------
                                                      SEPTEMBER       September
                                                       30, 2004        30, 2003
                                                    -----------     -----------

CASH PROVIDED BY (USED IN)

OPERATING ACTIVITIES
  Net income (loss)                                 $  (645,004)    $    77,137
Adjustments to reconcile net income to
net cash  provided by (used in) operating
activities
Amortization                                              2,823           2,623
Depreciation                                             37,589          35,767
Deferred income taxes                                  (125,740)             --
CHANGES IN NON-CASH WORKING CAPITAL
BALANCES
  Accounts receivable                                  (336,740)       (299,588)
Inventory                                              (198,311)         29,154
  Prepaid expenses                                       (2,891)             --
  Deferred charges1                                    (450,775)             --
  Deferred income taxes                                      --              --
  Accounts payable and accrued liabilities              182,921        (104,543)
  Bonus payable                                              --         (52,952)
  Income taxes payable                                 (105,038)         28,049
  Deferred revenue                                      227,500          51,965
                                                    -----------     -----------
                                                     (1,413,666)       (232,388)
                                                    -----------     -----------

INVESTING ACTIVITIES
   Due from related parties                               5,000             743
   Acquisition of subsidiary2                        (1,800,000)
   Purchase of property and equipment
                                                           (964)        (27,099)
                                                    -----------     -----------
                                                     (1,795,964)        (26,356)
                                                    -----------     -----------

FINANCING ACTIVITIES
Increase in bank indebtedness                         1,577,901         112,725
Due to related parties                                  (66,866)        159,695
Notes payables                                          248,006              --
Convertible notes                                     4,500,000              --
Repayment of mortgage principal                        (242,813)        (13,067)
Redemption of common shares                                  --             (71)
Issuance of common shares                                    --               2
                                                    -----------     -----------
                                                      6,016,228         258,744
                                                    -----------     -----------

Net change in cash and cash equivalents               2,806,598              --

CASH AND CASH EQUIVALENTS, beginning of                   5,441              --
period
                                                    -----------     -----------

CASH AND CASH EQUIVALENTS, end of period
                                                      2,812,039              --
                                                    -----------     -----------

  Cash paid for interest                            $    23,550     $    51,450
                                                    -----------     -----------

  Cash paid for income taxes                        $    37,278     $        --
                                                    -----------     -----------

The accompanying notes are an integral part of these financial statements

----------
      1 Deferred charges were related to the expenses incurred relating to the long-term debts which should be amortized over the term of the contract.

      2 The Company acquired AC Technical systems Ltd. with total amount of $3,300,000. Total cash paid was $1,800,000. The remaining balance was payable through two promissory note with total amount of $1,500,000 each which were not settled as at September 30, 2004.

CREATIVE VISTAS, INC.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(UNAUDITED)

NATURE OF BUSINESS

Creative Vistas, Inc. (the "Company" or "CVAS") through its operating subsidiary, A.C. Technical Systems Ltd. ("AC Technical"), a corporation incorporated under the laws of Ontario, is engaged in the engineering, design, installation, integration and servicing of various types of security systems. AC Technical operates under the trade name of AC Technical Systems.

BASIS OF PRESENTATION

On September 30, 2004 the ultimate stockholders of AC Technical Systems entered a series of transactions to acquire a controlling stock interest in "CVAS". On September 30, 2004, the CVAS' stockholders entered into a Common Stock Purchase Agreement (the "Agreement") with Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc. (a corporation controlled by Sayan Navaratnam). Pursuant to the Agreement, Miller Capital Corporation and Tudor Investments LTD agreed to sell 28,500,000 shares of CVAS to Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc. for cash consideration of $300,000

Prior to the consummation of the Agreement, CVAS completed a series of transactions resulting in AC Technical becoming a subsidiary of CVAS. On September 22, 2004, CVAS incorporated a new Ontario company, AC Technical Acquisition Corp. ("AC Acquisition") controlled by CVAS through a voting agreement with Brent Swanick. CVAS owns 50 VFV shares (voting fixed shares) and 100 NVE shares (non-voting equity). Brent Swanick owns the remaining 50 VFV shares. The total issued share capital was $100 ($1 for each VFV share). There was no par value for the NVE shares; AC Acquisition is a subsidiary of Creative Vistas, Inc. Subsequently, on September 29, 2004 pursuant to a Stock Purchase Agreement with The Burns Trust. The Navaratnam Trust and AC Technical, AC Acquisition acquired all of the issued and outstanding shares of AC Technical form The Burns Trust and The Navaratnam Trust for consideration consisting of promissory notes in the aggregate amount of $3,300,000. AC Technical became a subsidiary of CVAS.

On September 30, 2004, concurrent with the consummation of the Agreement, the Registrant entered into a number of agreements with Laurus Master Fund, Ltd. ("Laurus") for (i) a secured convertible term note (the "Note") in the amount of US $4.5 million and (ii) a secured revolving note (together with the Term Note, the "Notes") of up to a maximum of US $3 million."), (iii) a related options to purchase up to 1,499,997 shares of our common stock at a price of $0.01 per share (the "Option"), and (iv) a seven year warrant to purchase up to 2,250,000 shares of our common stock at a price of $1.15 per share (the "Warrant"). The Note are secured by all of the assets of CVAS and its subsidiaries.

CVAS loaned the proceeds of the Notes to AC Acquisition used the funds received to repay an aggregate of $1.8 million of the principal amount of the promissory notes and to pay transaction costs. The inter-company balance is subject to interest at a negotiated interest rate.

After the completion of the transactions AC Technical's previous ultimate stockholders Sayan Navaratnam and Dominic Burns controlled 56% and 37% respectively of the common shares of CVAS. Consequently, the acquisition of the controlling stock interest in the non-operating public shell corporation, CVAS (the legal acquirer), by the shareholders of AC Technical (the accounting acquirer), has been accounted for as a capital transaction.

On September 30, 2004 the previous management and Directors of CVAS resigned and in addition to being appointed to the Board of Directors Sayan Navaratnam and Dominic Burns were appointed Chief Executive Officer and President respectively. Additionally, AC Technical's Chief Financial Officer, Heung Hung Lee, was appointed Chief Financial Officer of CVAS.

CONSOLIDATION

The accompanying consolidated financial statements include the accounts of AC Technical as at and for the interim period ended September 30, 2003 and the accounts of AC Technical as at and for the interim period ended September 30, 2004 and the accounts of AC Acquisition and CVAS as at September 30, 2004 and for the period from the date of formation/acquisition. All inter-company accounts, transactions and profits have been eliminated.

INTERIM FINANCIAL INFORMATION

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments and reclassifications considered necessary for a fair and comparable presentation have been included and are of a normal recurring nature. Operating results for the nine-month period ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. The accompanying financial statements should be read in conjunction with the Company's most recent audited financial statements.

DEFERRED FINANCING COSTS

Deferred financing costs represent costs directly related to obtaining of financing. Deferred financing costs are amortized over the term of the related indebtedness using the effective interest method.

ISSUANCE OF EQUITY INSTRUMENTS FOR SERVICES

Stock-based awards to non-employees are accounted for based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force ("EITF") Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services.

ACCOUNTING ESTIMATES

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The estimates and assumptions used in the accompanying financial statements are based upon management's evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results may differ from the estimates and assumptions used in preparing the accompanying financial statements.

1. CONVERTIBLE NOTES

On September 30, 2004, the Company entered into a series of agreements with Laurus Master Fund, Ltd. ("Laurus") whereby the Company issued to Laurus

            (i) a secured convertible term note (the "Term Note") in the amount of $4.5 million,

            (ii) a secured revolving note (together with the Term Note, the "Notes"),

            (iii) related options to purchase up to 1,499,997 shares of common stock of the Company at a price of $0.01 per share (the "Option"), and

            (iv) a seven year warrant to purchase up to 2,250,000 shares of common stock of the Company at a price of $1.15 per share (the "Warrant").

The Notes are secured by all of the assets of the Company. and its subsidiaries, AC Acquisition and AC Technical. The principal amount of the Term Note bears interest at the prime rate plus two percent with a minimum rate of six percent. The minimum monthly payment on the Note is $100,000, plus the monthly interest payment, and may be paid in cash, the common stock of the Company or a combination thereof, dependant upon the occurrence of certain criteria. Laurus has the option to convert the entire principal amount of the Notes, together with interest thereon into shares of the Company's common stock at a conversion price of $1 per common share. The amount convertible into the Company's common stock is subject to a restriction that Laurus beneficially own no more than 4.99% of Company's outstanding common stock immediately after conversion. The balance of the secured revolving note was $2,250,000 as at September 30, 2004.

The Company has granted Laurus a right of first refusal with respect to any debt or equity financings for a period of 120 days after completion of the recapitalization transaction.

      Balance comprises of:

      Long term debts                                         $ 4,500,000
      Less:
      Deferred financing costs                                   (899,626)
      Discount on note                                         (1,786,676)
      Beneficial convertible features                          (1,786,676)
                                                              -----------
                                                              $    27,022

      Deferred financing costs include third party costs incurred in connection with the arranging of debt financing. Deferred financing costs have been recorded in the accompanying consolidated financial statements as a reduction of convertible notes payable and in accordance with the Company's accounting policy are amortized over the term of the related indebtedness using the effective interest method.

      Discount on notes represent the fair value of the Option and Warrant issued to Laurus in connection with the Notes payable. The fair value of the Option and Warrant were measured using the Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rate of 3.8%, expected dividend yield of 0%, volatility of 55%, and expected lives of 10 and 7 years for the Option and Warrant, respectively. Discounts on notes are amortized over the term of the related indebtedness using the effective interest method.

      The beneficial conversion feature has been determined in accordance with United States generally accepted accounting principles. The fair value of the beneficial conversation feature has been recorded as an increase in Other Paid up Capital.

2.    NOTES PAYABLE

                                                           2004       2003
                                                     ----------       ----
      10.5% PROMISSORY NOTES                         $  158,529       $ --
      8% CONVERTIBLE PROMISSORY NOTE                    102,558         --
      3% PROMISSORY NOTES                             1,500,000         --
                                                     $1,761,087       $ --

      In February 2004, the Company issued four promissory notes with each principal amount of $39,632 and payable at 100% of the face or principal amount in the denomination of CAD $50,000. The notes mature on February 26, 2007. Interest is payable monthly and accrues at the rate of 10.5% per annum on the outstanding principal amount on the 26th day of each month. The principal amount of the notes is repayable in twelve consecutive monthly payments commencing on the March 26, 2006.

      In September 2004, the Company issued a convertible promissory note payable at 100% of the face or principal amount of $100,000. The note matures on October 15, 2005. Interest on the note accrues at the rate of 8% per annum, payable monthly.

      In September 2004, the Company issued two promissory notes with an aggregate principal amount of $3,300,000. On September 30, 2004, the Company repaid an aggregate of $1,800,000 of the principal balance. The outstanding principal bears interest at 3% per annum with no fixed term of repayment.

      Interest expense recognized for the nine months ended September, 30, 2004 was approximately $9,000 (2003: nil)

3.    STOCKHOLDERS' EQUITY AND STOCK WARRANTS

      In 2004 the Company issued warrants enabling the holder to purchase 540,000 common shares of the Company's common stock at $0.33 per common share and 199,500 common shares of the Company's common stock at $1.00 per common share. The warrants expire five years from the date of issuance.

      The warrants were issued in connection with services relating to the financing and recapitalization transaction. The fair value of the warrants was measured using the Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rate of 3.5%, expected dividend yield of 0%, volatility of 55%, and expected lives of 5 years. The fair value of the warrants was calculated to be approximately $560,000, comprised of 199,500 shares valued at $1.68 and 180,000 shares valued at $2.49 per share. $400,000 has been included in deferred financing costs at September 30, 2004 and will be amortized over the terms of the related financing agreements.

4.    CONTINGENCIES

      The Company is potentially liable for $21,400 relating to a claim by a former employee. The outcome of the lawsuit is not determinable.

      In addition, the Company was assessed by the Ontario Ministry of Finance for uncollected Ontario sales tax on prior years' taxable sales. The Company may recover the sales tax from customers and administratively, the Ministry would assist the Company in recovering these amounts. No accrual has been provided for this assessment. To the extent that there is any shortfall, it would be recorded as an expense in the year of determination. It is management's expectation that the full amount of the sales tax will be recovered from customers. As at September 30, 2004, the outstanding balance of the assessment was approximately $52,000.

5.    SUBSEQUENT EVENTS

      On December 23, 2004 the Company affected a 3-for-1 stock. The stock split has been retroactively reflected in these consolidated financial statements.

(c)   The following exhibits are filed as part of this Report:

2.1 Stock Purchase Agreement dated September 29, 2004, by and among Creative Vistas, Inc., The Burns Trust, The Navaratnam Trust and A.C. Technical Acquisition Corp., and AC Technical Systems Ltd.

2.2 Common Stock Purchase Agreement, dated September 30, 2004, by and among Creative Vistas, Inc., Miller Capital Corporation, Tudor Investments LTD Profit Sharing Plan and Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc.

3.1   Articles of Incorporation, as amended to date

10.1 Security Agreement, dated September 30, 2004, by and among Laurus Master Fund, Ltd., Creative Vistas, Inc., A.C. Technical Acquisition Corp., and A.C. Technical Systems Ltd.

10.2 Securities Purchase Agreement, dated September 30, 2004 by and between Creative Vistas, Inc. and Laurus Master Fund, Ltd.

10.3 Secured Convertible Term Note, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.

10.4 Secured Convertible Minimum Borrowing Note, dated September 30, 2004 issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.

10.5 Secured Revolving Note, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.

10.6. Common Stock Purchase Warrant, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.

10.7 Common Stock Option, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.

10.8 Registration Rights Agreement, dated September 30, 2004 by and between Creative Vistas, Inc. and Laurus Master Fund, Ltd.

10.9 Master Security Agreement, dated September 30, 2004, by and among Creative Vistas, Inc., certain of its subsidiaries and Laurus Master Fund, Ltd.

10.10 Stock Pledge Agreement, dated September 30, 2004, by and among Laurus Master Fund, Ltd., Creative Vistas, Inc., and each of the undersigned Pledgors

10.11 Funds Escrow Agreement, dated September 30, 2004, by and among Creative Vistas, Inc., Laurus Master Fund, Ltd., and Loeb & Loeb LLP

10.12 Restricted Account Agreement, dated September 30, 2004 by and among North Fork Bank, Creative Vistas, Inc. and Laurus Master Fund, Ltd.

10.13 Letter Agreement, dated September 30, 2004 by and between Creative Vistas, Inc. and Laurus Master Fund, Ltd. relating to the Restricted Account Agreement

16.1  Letter from Semple & Cooper LLP pursuant to Item 304 of Regulation S-B

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CREATIVE VISTAS, INC.


Date:  February 2, 2005         By:   /s/ Sayan Navaratnam
                                     -------------------------------------------
                                     Name:  Sayan Navaratnam
                                     Title: Chairman and Chief Executive Officer